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                                                                   EXHIBIT 99.4

                              ACCOUNTANTS' CONSENT



    We consent to incorporation by reference in the registration statements (Nos. 333-47074, 333-89985 and 333-34020) on Form S-3 and (Nos. 333-7714,
333-56308, 333-66995, 333-35306 and 333-83287 ) on Form S-8 of 24/7 Real
Media, Inc. of our report dated March 29, 2002, except for footnotes 3 and 4(b), which are as of October 15, 2002, relating to the consolidated balance sheets of 24/7 Real Media, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended December 31, 2001, which report appears in the Current Report on Form 8-K/A of 24/7 Real Media, Inc. dated December 19, 2002.

    Our report dated March 29, 2002, except for footnotes 3 and 4(b), which are as of October 15, 2002, contains two explanatory paragraphs. The first explanatory paragraph states that the Company has suffered recurring losses from operations since inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The second explanatory paragraph states that the Company revised the consolidated financial statements and footnotes to reflect the sale of its IMAKE subsidiary as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

New York, New York
December 19, 2002